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                                 EXHIBIT INDEX

(a)(5) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(d) Investment Management Services Agreement, amended and restated, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(g)(2) Amendment, dated Dec. 1, 2006, to the Custodian Agreement between Registrant and Ameriprise Trust Company.

(h)(3) Transfer Agency Agreement, amended and restated as of Dec. 1, 2006, between Registrant and RiverSource Service Corporation.

(h)(4) Master Plan Administration Services Agreement, dated Dec. 1, 2006, between Registrant and RiverSource Service Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m)(1) Plan and Agreement of Distribution, amended and restated as of Dec. 1, 2006, between Registrant and Ameriprise Financial Services, Inc.

(m)(2) Plan and Agreement of Distribution, amended and restated as of Dec. 1, 2006, between Registrant and RiverSource Distributors, Inc.

(n)      Rule 18f - 3(d) Plan, amended and restated as of Dec. 11, 2006.

(p)(2) Codes of Ethics adopted under Rule 17j-1 for Registrant's investment adviser and principal underwriter, dated Jan. 2007 and April 2006.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to Registration Statement, dated Dec. 5, 2006.